EXHIBIT 21.1

                           AMF BOWLING WORLDWIDE, INC.
                        List of Subsidiary Corporations


Entity                                                      Jurisdiction
------                                                       of Origin
                                                            ------------

AMF Bowling Holdings Inc.                                    Delaware
AMF Bowling Centers Holdings Inc.                            Delaware
AMF Bowling Products, Inc.                                   Virginia
AMF Worldwide Bowling Centers Holdings Inc.                  Delaware
AMF Bowling Centers, Inc.                                    Virginia
AMF Beverage Company of Oregon, Inc.                         Oregon
AMF Beverage Company of W. VA, Inc.                          West Virginia
Bush River Corporation                                       South Carolina
Fair Lanes Texas Concession Co., Inc.                        Texas
King Louie Lenexa, Inc.                                      Kansas
300, Inc.                                                    Texas
AMF Bowling Products International, B.V.                     Netherlands
KOAM Bowling Equipment Company, Ltd.                         Korea
AMF Commercial Corporation                                   Virginia
American Recreation Centers, Inc.                            California
Michael Jordan Golf Company, Inc.                            Delaware
Lake Grove Center, Inc.                                      Virginia
AMF Bowling India Private Ltd.                               India
AMF Bowling Poland SP.zo.o                                   Poland
AWI No. 1, LLC                                               Delaware
MBI No. 1, LLC                                               Delaware
MJG-O'Hare, Inc.                                             Delaware
AMF Bowling Centers (Aust) International, Inc.               Virginia
AMF Catering Services Pyt. Ltd.                              New South Wales
AMF Bowling Centers (Canada) International, Inc.             Virginia
AMF Bowling Centers (Hong Kong) International, Inc.          Virginia
AMF Bowling Centers International, Inc.                      Virginia
AMF BCO-UK One, Inc.                                         Virginia
AMF BCO-UK Two, INc.                                         Virginia
AMF BCO-France One, Inc.                                     Virginia
AMF BCO-France Two, Inc.                                     Virginia
AMF Bowling Centers Spain, Inc.                              Delaware
AMF Bowling Mexico Holding, Inc.                             Delaware
Boliches AMF, Inc.                                           Virginia
AMF BCO-China, Inc.                                          Virginia
AMF Bowling Centers China, Inc.                              Virginia
AMF International BCO Holdings B.V.                          Netherlands
AMF Bowling                                                  United Kingdom
AMF Bowling France SNC                                       France
Boliches AMF y Compania                                      Mexico
AMF Bowling Centers (China) Company                          Hong Kong
AMF Bowling Ltda.                                            Brazil
Worthing North Properties, Ltd.                              United Kingdom
Gravesend Bowling Limited                                    United Kingdom
Channel Holdings Limited                                     Guernsey
Pentagon Bowling Place                                       United Kingdom
AMF Bowling de Paris SNC                                     France
AMF Bowling de Lyon la Part Dieu SNC                         France
Societe Anonyme du Bowling Montparnesse                      France
Operadora Mexicano de Boliches, SA                           Mexico
Promotora de Boliches SA de CV                               Mexico
Inmuebles Minerva, SA                                        Mexico
Inmuebles Obispano, SA                                       Mexico
Boliches Mexicanos SA                                        Mexico
AMF Garden Hotel Bowling Center Company                      China